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                                    FORM 8-K

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 19, 2002


                          MIDWEST BANC HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                     001-13735                36-3252484
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)



            501 West North Avenue, Melrose Park, Illinois   60160
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               (Address of principal executive offices)   (Zip Code)





       Registrant's telephone number, including area code: (708) 865-1053


                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

     On July 19, 2002, Big Foot Financial Corp. and Midwest entered into an Agreement and Plan of Reorganization, pursuant to which Big Foot will be merged with and into Midwest. As a result of the merger, each issued and outstanding share of Big Foot common stock (excluding treasury and certain other shares) will be converted into 1.104 shares of Midwest common stock. Cash will be paid for any fractional share of Midwest common stock to which any holder of Big Foot common stock would be entitled pursuant to the merger in lieu of such fractional share.


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Stock options issued by Big Foot will be cashed out as part of the merger. If the trading price of Midwest common stock is less than $17.12 for a specified period prior to the closing, Big Foot will have a right to terminate the merger unless Midwest agrees to take steps to insure that Big Foot shareholders receive Midwest common stock with a value of $18.90 or combination of Midwest common stock and cash with a value of $18.90.

     This exchange ratio is subject to change if, prior to the effective time of the merger the outstanding shares of Midwest common stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization. In this case, an appropriate and proportionate adjustment shall be made to the exchange ratio.

     Consummation of the merger will result in the Big Foot common stock ceasing to be listed on the Nasdaq and the termination of the registration of such securities pursuant to the Securities Exchange Act of 1934.

     The merger is expected to qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code and to be accounted for as a purchase. The merger is subject to approval by the shareholders of Big Foot, receipt of certain regulatory approvals and other customary conditions set forth in the Agreement and Plan of Reorganization. The Agreement and Plan of Reorganization is hereby incorporated herein by reference to the Report on Form 8-K filed by Big Foot with the Commission on July 22, 2002 (Commission File No. 000-21491).

     Pursuant to the Agreement and Plan of Reorganization, upon consummation of the merger, the certificate of incorporation of Midwest shall be the certificate of incorporation of the surviving corporation, and the bylaws of Midwest shall be the bylaws of the surviving corporation, until each is amended in accordance with law.

     The Agreement and Plan of Reorganization may be terminated by either Midwest or Big Foot if the merger has not been consummated by March 31, 2003 (or April 30, 2003 in certain circumstances), provided the party seeking to terminate the Agreement and Plan of Reorganization is not then in material breach of any representation, warranty, covenant or agreement

     The preceding summary of certain provisions of the Agreement and Plan of Reorganization is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement.

                      FORWARD-LOOKING STATEMENT DISCLOSURE

     This document contains or may contain forward-looking statements about Midwest Banc Holdings, Inc., Big Foot Financial Corp. and the combined company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made in connection to the financial condition, results of operations, plans, objectives, future performance and business of Midwest and/or the combined company. These forward-looking statements involve certain risks and uncertainties. There are a number of


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important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) competitive pressures among depository institutions increase significantly; (2) changes in the interest rate environment reduce interest margins; (3) prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions, either national or in Illinois, the state in which Midwest and Big Foot do business, are less favorable than expected; (5) legislative or regulatory changes adversely affect the businesses in which Midwest and Big Foot are engaged; and (6) changes in the securities markets. Further information on other factors which could effect the financial results of Midwest after the merger are included in Midwest's and Big Foot's filings with the SEC. These documents are available free of charge at the SEC's website at http://www.sec.gov and/or from Midwest or Big Foot.

Item 7. Financial Statements and Exhibits

     (a)  Financial statements of business acquired.

          N/A

     (b)  Pro forma financial information.

          N/A

     (c)  Exhibits.

     2.1 Agreement and Plan of Reorganization dated as of July 19, 2002 by and between Midwest Banc Holdings, Inc. and Big Foot Financial Corp. (omitting schedules and exhibits) incorporated by reference to the Report on Form 8-K filed by Big Foot Financial Corp. on July 22, 2002 (Commission File No. 000-21491).

    99.1  Press Release dated July 22, 2002

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2002

                                       MIDWEST BANC HOLDINGS, INC.



                                       By: /s/ BRAD A. LUECKE
                                          --------------------------------------
                                           Brad A. Luecke, President and Chief
                                           Executive Officer

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